UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

enGene Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220
Saint-Laurent, Quebec, Canada		H4R 2P1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On September 26, 2024, enGene Holdings Inc. (the “Company”) issued a press release announcing preliminary data from the ongoing pivotal cohort of the LEGEND study of the Company’s non-viral lead investigational product detalimogene voraplasmid, (also known as detalimogene, and previously EG-70) in patients with high-risk, Bacillus Calmette-Guérin (“BCG”)-unresponsive, non-muscle invasive bladder cancer (“NMIBC”) with carcinoma in situ (“Cis”), a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. In addition, on September 26, 2024, the Company announced that it intends to host a conference call to discuss the preliminary data. A form of the slide presentation to be used during that conference call is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The LEGEND study is a multi-cohort study to establish efficacy of detalimogene in high-risk BCG-unresponsive, NMIBC patients with Cis, as well as those with papillary-only NMIBC. The ongoing pivotal cohort is an approximately 100 patient, open-label study evaluating detalimogene in BCG-unresponsive NMIBC patients with Cis. Patients receive 800µg/mL of detalimogene intravesically at weeks one, two, five, and six during a 12-week cycle, for up to four cycles, with assessments at three, six, nine, and 12 months. The study’s primary efficacy endpoint is the percentage of patients with a complete response at 12 months, based on cystoscopy, urine cytology and biopsy.

On September 26, 2024, the Company announced preliminary data from the ongoing pivotal cohort of the LEGEND study. As of the September 13, 2024 data cutoff date (the “data cutoff date”), 21 patients in the pivotal cohort had been assessed for response at three months, including 17 patients that had also been assessed for response at six months. Of the 21 patients, 15 were male and six were female, with a median age of 74 years (range 59-92). The patients had a median of 11 prior doses of BCG treatment (range 8-33) and their tumor stages were T1 plus Cis (three patients, 14.3%), Ta plus Cis (three patients, 14.3%) and Cis only (15 patients, 71.4%).

As of the data cutoff date, 71% of patients (15 of 21) achieved a complete response (“CR”) at any time, 67% of patients (14 of 21) achieved a CR at three months and 47% of patients (8 of 17) achieved a CR at six months. In the 21 patients, the complete response rate at six months was estimated using a Kaplan-Meier analysis to be 51%.

Detalimogene was generally well-tolerated by patients with no discontinuations due to treatment-related adverse events (“TRAEs”). Of the 42 patients in the safety analysis, which included all patients dosed in the LEGEND Phase 2 cohorts as of the data cutoff date, 20 patients (47.6%) experienced any grade TRAE, 17 patients (40.5%) experienced a Grade 1 TRAE, nine patients experienced a Grade 2 TRAE and two patients experienced a Grade 3 TRAE (peripheral edema and urosepsis). There were no Grade 4 or Grade 5 TRAEs reported. The most common TRAEs (≥10%) were dysuria (eight Grade 1; one Grade 2), bladder spasm (four Grade 1; four Grade 2), pollakiuria (five Grade 1; no Grade 2) and fatigue (three Grade 1; two Grade 2).

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 26, 2024
99.2	Slide Presentation dated September 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date:	September 26, 2024	By:	/s/ Ronald H. W. Cooper
		Name: Title:	Ronald H. W. Cooper Chief Executive Officer